UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Huron Consulting Group Inc.

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April 26, 2006

To Huron Shareholders:

BOSTON CHARLOTTE CHICAGO HOUSTON LOS ANGELES NEW YORK SAN FRANCISCO WASHINGTON DC

As you may have seen Institutional Shareholder Services (ISS) has recently issued a report on Huron Consulting Group Inc. in which it recommended that shareholders vote against our recommendation to increase the shares available under our 2004 Omnibus Stock Plan (the “Incentive Plan”) by 2.1 million shares.

As we understand it, the ISS Shareholder Value Transfer (SVT) calculation is meant to assess the total shareholder value being transferred to executive officers and employees in the form of equity compensation. While we understand the mechanics of the calculation, the calculation only focuses on equity compensation, which we believe should not be looked at in isolation. Huron’s total compensation package for executive officers and the majority of its managing directors (the individuals who produce the bulk of our revenues) has both cash and equity components and the equity component of compensation is a key management tool that we use to both attract and retain these key executive officers and managing directors. We are aware that equity compensation is not a significant element of the total compensation package of most of our competitors in the professional services industry, so to compare the equity component of compensation to a broad industry benchmark that includes non-professional services and that includes primarily companies that do not use equity as a key management tool is at best unhelpful to you in determining how to vote on our proposal to increase the number of shares under our Incentive Plan.

We also note that the ISS SVT calculation includes stock option and restricted share awards that were granted at or before our initial public offering of shares in October of 2004. Those grants were fully disclosed to our investors in our prospectus. Also, the ISS inclusion of restricted share grants in both the numerator and denominator of the SVT calculation “double counts” those restricted shares, since those restricted shares are already included in the total shares outstanding number as of December 31, 2005. The attached schedules show the ISS calculation (Calculation A), an alternative calculation we made, which eliminates the restricted share grants from the numerator in the ISS calculation (Calculation B), and a third calculation we prepared, which eliminates both the restricted share grants and the pre-IPO stock option grants from the numerator in the ISS calculation (Calculation C), which we think is the future dilution calculation that shareholders would want to pay the most attention to.

In deciding whether to approve our proposal to increase the shares available for issuance under our Incentive Plan, we urge you to review our calculations and consider the importance of equity as a management tool in growing our business and incentivizing our key revenue producers to maximize shareholder value.

Please feel free to call me or our CFO Gary Burge (312) 583-8733 if you have any questions.

Sincerely,

/s/ Gary Holdren

Gary Holdren

Chairman and Chief Executive Officer

(312) 583-8710

550 W. Van Buren J Street Chicago, IL 60607 P 312-583-8700 F 312-583-8701

www.huronconsultinggroup.com

CALCULATION A

Shareholder Value Transfer - Institutional Shareholder Services Calculation

This Shareholder Value Transfer (SVT) calculation reproduced below is from a report prepared by Institutional Shareholder Services (ISS). Huron shares outstanding of 17,259,354 includes 1,279,000 shares of restricted stock that have already been granted and are currently outstanding. Note that the 5,281,435 total share allocation number also includes the 1,279,000 shares of restricted stock currently outstanding. Therefore, the ISS SVT calculation double counts the 1,279,000 shares of restricted stock. Using the ISS methodology, the SVT percent is 25.84%.

Shares Outstanding (includes granted restricted stock):	17,259,354
Warrants and Convertibles:	—
Share allocation from plans (includes granted restricted stock):	5,281,435

Fully Diluted Shares (double counts restricted stock):	22,540,789

Stock Exchange	NASDAQ
200-day avg. as of quarterly data download:	$24.08
Market value:	$415,605,244

Shareholder Value Transfer (SVT)

	Share Allocation		Average Award Value		Dollar SVT	Percent SVT
Shares requested by proposal (1)	2,100,000	x	$20.64	=	$43,344,000	10.43%
Shares currently available (2)	597,747	x	$20.64	=	$12,337,498	2.97%
Stock options outstanding (3)	1,304,688	x	$20.01	=	$26,106,807	6.28%
Restricted shares outstanding (3)	1,279,000	x	$20.01		$25,592,790	6.16%

Total Share Allocation	5,281,435				$107,381,095	25.84%

(1)	Proposal 2, Approval of Amendment to Huron's 2004 Omnibus Stock Plan, as disclosed in Huron's 2006 Proxy Statement.

(2)	Shares currently available for issuance under Huron's 2004 Omnibus Stock Plan.

(3)	In the calculation as presented by ISS, stock options and restricted shares outstanding were added and presented together. Huron has broken them into two discrete pieces for ease of reference with our other calculations presented in the following pages.

CALCULATION B

Shareholder Value Transfer - Huron Calculation - Adjusted for Restricted Shares

This Shareholder Value Transfer (SVT) calculation is as presented by Huron and excludes 1,279,000 shares of restricted stock in the total share allocation number as these shares have already been granted and are currently outstanding. Therefore these shares will represent no future value transfer. Using this methodology, the SVT percent is 19.68%.

Shares Outstanding (includes granted restricted stock):	17,259,354
Warrants and Convertibles:	—
Share allocation from plans:	4,002,435

Fully Diluted Shares:	21,261,789

Stock Exchange	NASDAQ
200-day avg. as of quarterly data download:	$24.08
Market value:	$415,605,244

Shareholder Value Transfer (SVT)

	Share Allocation		Average Award Value		Dollar SVT	Percent SVT
Shares requested in Proposal (1)	2,100,000	x	$20.64	=	$43,344,000	10.43%
Shares currently available (2)	597,747	x	$20.64	=	$12,337,498	2.97%
Stock options outstanding	1,304,688	x	$20.01	=	$26,106,807	6.28%

Total Share Allocation	4,002,435				$81,788,305	19.68%

(1)	Proposal 2, Approval of Amendment to Huron’s 2004 Omnibus Stock Plan, as disclosed in Huron’s 2006 Proxy Statement.

(2)	Shares currently available for issuance under Huron’s 2004 Omnibus Stock Plan.

CALCULATION C

Shareholder Value Transfer - Huron Calculation - Adjusted for Restricted Shares and Stock Options

NOTE:

This Shareholder Value Transfer (SVT) calculation is as presented by Huron and excludes 1,279,000 shares of restricted stock and also excludes 1,304,688 shares of stock options in the total share allocation number. These restricted shares and stock options, in Huron’s opinion, do not represent a future value transfer as these awards were granted prior to December 31, 2005. Additionally, all stock options were granted to employees prior to Huron’s initial public offering (IPO) in October of 2004. These stock option awards were granted to founding managing directors and key employees to reward them for their efforts in creating Huron and helping it to the early stage success that led to the successful public offering. Huron feels that the pre-lPO distribution of equity was fully disclosed to investors and should not be viewed as future SVT. Using this methodology, the SVT percent is 12.46%.

Shares Outstanding (includes granted restricted stock):		17,259,354
Stock Options Outstanding:		1,304,688
Warrants and Convertibles:		—

Shares Outstanding incl. Options	[B]	18,564,042
Share allocation from plans:		2,697,747

Fully Diluted Shares:		21,261,789

Stock Exchange:		NASDAQ
200-day avg. as of quarterly data download	[A]	$24.08
Market value:	[A] x [B]	$447,022,131

Shareholder Value Transfer (SVT)

	Share Allocation		Average Award Value		Dollar SVT	Percent SVT
Shares requested in Proposal	2,100,000	x	$20.64	=	$43,344,000	9.70%
Shares currently available	597,747	x	$20.64	=	$12,337,498	2.76%

Total Share Allocation	2,697,747				$55,681,498	12.46%